Item 77I

The MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund, each a series of Trust X, established a new class of shares (Class 529A, 529B and 529C) as described in the Post-Effective Amendment No. 39 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on June 25, 2002. Such description is incorporated herein by reference.

The MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund and MFS Aggressive Growth Allocation Fund, each a series of Trust X, established a new class of shares (Class R) as described in the Post-Effective Amendment No. 43 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 27, 2002. Such document is incorporated herein by reference.